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                               Exhibit (b)(10)(a)














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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 18, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and February 5, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account A, in Post Effective Amendment No. 8 to this Registration Statement (Form N-4 File No. 33-46217) in the Statement of Additional Information of The Manufacturers Life Insurance Company of New York Separate Account A.


                                             Ernst & Young LLP


Boston, Massachusetts
April 27, 1998







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